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Exhibit 99.1
                           GULFMARK OFFSHORE, INC.

                                PRESS RELEASE

                             FOR IMMEDIATE RELEASE

                            GulfMark Offshore, Inc.
                Announces 1st Quarter 2002 Earnings Release Date
                         and Conference Call Information

    HOUSTON, TX, April 23, 2002 - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced plans to report earnings for the first quarter ended March 31, 2002, on Tuesday, April 30, 2002. The Company will conduct a conference call at 10:00 a.m. Central time on Wednesday, May 1, 2002 to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (800) 553-0358 in the United States or (612) 332-0345 from outside the country.

     The conference call may also be accessed via the Internet at www.bestcalls.com.

     A telephonic replay of the conference call will be available after 1:30 p.m. Central time on May 1, 2002 through May 3, 2002 and can be accessed by dialing (800) 475-6701 (international calls should use (320) 365-3844) and entering access code 637255. A replay will be available for approximately 30 days through the Internet and can be accessed by visiting the above-referenced Internet address.

     GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of fifty-three (53) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil and West Africa.

Contact:    Edward A. Guthrie, Executive Vice President
            E-mail: Ed.Guthrie@GulfMark.com
            (713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.
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